Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On August 14, 2008, Transcat, Inc. (“Transcat”) acquired Westcon, Inc. (“Westcon”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) with Westcon and its sole shareholder.
Under the terms of the Merger Agreement, Transcat paid an aggregate purchase price of approximately $6.9 million, which was paid in a combination of the issuance of 150,000 shares of Transcat common stock valued at approximately $1.1 million and approximately $5.8 million in cash. An additional contingent payment of up to $1.4 million is subject to holdback restrictions and is intended to secure the obligations of Westcon and the sole stockholder for post-closing adjustments, reimbursement and indemnification under the terms of the Merger Agreement. This contingent payment is expected to be recorded as additional purchase price at the time the payment is certain. A portion of the cash purchase price, aggregating $0.5 million, was distributed to satisfy certain debt obligations of Westcon, with the remainder being paid to the sole stockholder.
In addition, Transcat and the sole stockholder entered into an Earn Out Agreement dated as of the closing of the merger. This agreement provides that the sole stockholder be entitled to certain contingent earn out payments subject to Westcon achieving certain post-closing targets. These potential future payments are expected to be recorded as compensation expense.
The following is a summary of the preliminary purchase price allocation (in thousands):

Intangible Asset	$1,206
Goodwill	4,498

5,704
Plus: Current Assets, net	1,675
Non-Current Assets	274
Less: Current Liabilities	(639)
Non-Current Liabilities	(86)

Total Purchase Price	$6,928

The unaudited pro forma combined balance sheet as of June 28, 2008 was prepared as if the acquisition had occurred on that date and combines the historical consolidated balance sheets of Transcat as of June 28, 2008 and Westcon as of June 30, 2008. The unaudited pro forma combined statements of operations were prepared as if the acquisition had occurred on April 1, 2007. The unaudited pro forma combined statement of operations for the fiscal year ended March 29, 2008 combines the historical consolidated statement of operations of Transcat for the twelve months ended March 29, 2008 and the historical statement of operations of Westcon for the twelve months ended June 30, 2008. The unaudited pro forma combined statement of operations for the three months ended June 28, 2008 combines the historical consolidated statements of operations of Transcat for the three months ended June 28, 2008 and the historical statement of operations of Westcon for the three months ended June 30, 2008.
The unaudited pro forma combined financial statements have been prepared for informational purposes only, to show the effect of the combination of Transcat and Westcon on a historical basis. These financial statements do not purport to be indicative of the financial position or results of operations that would have actually occurred had the business combination been in effect at those dates, nor do they project the results of operations or financial position for any future period or date. The unaudited pro forma combined financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition.
These statements and accompanying notes should be read in conjunction with, and are qualified by, the consolidated financial statements of Transcat contained in the Transcat Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on June 26, 2008 and August 11, 2008, respectively, and the financial statements of Westcon included herein.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 28, 2008
(Amounts in thousands)

	Historical	Historical	Pro Forma			Pro Forma
	Transcat	Westcon	Adjustments			Combined

ASSETS
Current Assets:
Cash	$130	$55	$			$185
Accounts Receivable, net	7,501	1,015				8,516
Other Receivables	535	–				535
Inventory, net	6,557	570				7,127
Prepaid Expenses & Other	824	13				837
Deferred Tax Asset	299	57				356

Total Current Assets	15,846	1,710	–			17,556
Property and Equipment, net	3,154	280				3,434
Goodwill	2,967	–	4,498	(A	)	7,465
Intangible Asset	–	–	1,206	(A	)	1,206
Deferred Tax Asset	1,386	–				1,386
Other Assets	343	4				347

Total Assets	$23,696	$1,994	$5,704			$31,394

LIABILITIES & EQUITY
Current Liabilities
Short Term Borrowings	$–	$131	$(131)	(A	)	$–
Accounts Payable	6,085	593				6,678
Accrued Compensation and Other Liabilities	1,410	121	1,133	(A	)	2,664
Income Taxes Payable	144	137				281
Current Portion of Long Term Debt	–	39	(39)	(A	)	–

Total Current Liabilities	7,639	1,021	963			9,623
Long Term Debt	–	164	4,369	(A	)	4,533
Deferred Tax Liability	–	68				68
Other Liabilities	471	–				471

Total Liabilities	8,110	1,253	5,332			14,695

Shareholder’s Equity:
Common Stock	3,730	5	70	(A)/	(B)	3,805
Capital in Excess of Par Value	6,875	–	1,038	(A	)	7,913
Accumulated Other Comprehensive Income	444					444
Retained Earnings (Deficit)	5,525	736	(736)	(B	)	5,525
Less: Treasury Stock, at cost	(988)					(988)

Total Shareholder’s Equity	15,586	741	372			16,699

Total Liabilities and Shareholder’s Equity	$23,696	$1,994	$5,704			$31,394

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED MARCH 29, 2008
(Amounts in thousands, except per share amounts)

	Historical	Historical	Pro Forma			Pro Forma
	Transcat	Westcon	Adjustments			Combined

Product Sales	$47,539	$7,906	$(169)	(A	)	$55,276
Service Revenue	22,914	1,697				24,611

Net Revenue	70,453	9,603	(169)			79,887

Cost of Products Sold	34,334	6,086	(144)	(A	)	40,276
Cost of Services Sold	17,578	1,207				18,785

Total Cost of Products and Services Sold	51,912	7,293	(144)			59,061

Gross Profit	18,541	2,310	(25)			20,826

Selling, Marketing and Warehouse Expenses	9,056	709				9,765
Administrative Expenses	6,202	913	184	(B	)	7,299

Total Operating Expenses	15,258	1,622	184			17,064

Operating Income	3,283	688	(209)			3,762

Interest Expense	101	32	333	(C	)	466
Other Expense, net	437	(3)				434

Total Other Expense	538	29	333			900

Income Before Income Taxes	2,745	659	(542)			2,862
Provision for Income Taxes	382	264	(150)	(D	)	496

Net Income	$2,363	$395	$(392)			$2,366

Basic Earnings Per Share	$0.33					$0.32
Average Shares Outstanding	7,132		150	(E	)	7,282
Diluted Earnings Per Share	$0.32					$0.32
Average Shares Outstanding	7,272		150	(E	)	7,422
See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED JUNE 28, 2008
(In thousands, except per share amounts)

	Historical	Historical	Pro Forma			Pro Forma
	Transcat	Westcon	Adjustments			Combined

Product Sales	$12,311	$1,654	$(44)	(A	)	$13,921
Service Revenue	5,542	436				5,978

Net Revenue	17,853	2,090	(44)			19,899

Cost of Products Sold	8,949	1,389	(38)	(A	)	10,300
Cost of Services Sold	4,379	307				4,686

Total Cost of Products and Services Sold	13,328	1,696	(38)			14,986

Gross Profit	4,525	394	(6)			4,913

Selling, Marketing and Warehouse Expenses	2,595	152				2,747
Administrative Expenses	1,542	317	51	(B	)	1,910

Total Operating Expenses	4,137	469	51			4,657

Operating Income	388	(75)	(57)			256

Interest Expense	(1)	4	54	(C	)	57
Other Expense, net	8	(1)				7

Total Other Expense	7	3	54			64

Income Before Income Taxes	381	(78)	(111)			192
Provision for (Benefit from) Income Taxes	153	(31)	(23)	(D	)	99

Net Income (Loss)	$228	$(47)	$(88)			$93

Basic Earnings Per Share	$0.03					$0.01
Average Shares Outstanding	7,186		150	(E	)	7,336
Diluted Earnings Per Share	$0.03					$0.01
Average Shares Outstanding	7,399		150	(E	)	7,549
See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Pro Forma Adjustments:
The following pro forma adjustments are included in the unaudited pro forma combined balance sheet:
(A)	To reflect activity related to the acquisition and the allocation of purchase price:
•	Goodwill and definite lived intangibles, namely customer base, of $4.5 million and $1.2 million, respectively.

•	Repayment of Westcon debt by Transcat of $0.3 million, based on balances outstanding at June 30, 2008. Actual Westcon debt paid at closing on August 14, 2008 totaled $0.5 million.

•	Additional purchase price and acquisition costs related to the merger of $1.0 million and $0.1 million, respectively, and are included in accrued compensation and other liabilities. Payment of the additional purchase price is to be made in November 2008.

•	Proceeds from borrowings by Transcat of $4.5 million, based on balance sheet amounts outstanding at June 30, 2008. Actual borrowings at closing on August 14, 2008 totaled $4.7 million.

•	The issuance of 150,000 shares of Transcat common stock valued at approximately $1.1 million based on the closing price per share of Transcat common stock of $7.42 on August 13, 2008.
(B)	To record the elimination of the historical stockholders’ equity of Westcon.
The following pro forma adjustments are included in the unaudited pro forma combined statement of operations:
(A)	To eliminate product sales and the cost of products sold by Transcat to Westcon.

(B)	To reflect amortization of definite lived intangible assets acquired over the estimated useful life of 10 years.

(C)	To reflect interest expense based on Transcat’s indebtedness incurred to finance the acquisition at annual interest rates ranging from 4.6% to 4.8% for the three month period ended June 28, 2008 and 4.8% to 7.8% for the fiscal year ended March 29, 2008. These rates are based on the prime rate during the respective period, adjusted by Transcat’s current commitment adjustment of the prime rate less .45%. Transcat believes the future interest rate on this indebtedness will be significantly lower than the pro forma amounts based on the current interest rate environment.

(D)	To record the estimated tax impact of the pro forma adjustments at the blended statutory rates in effect for the respective period reported, adjusted for the reduction in a deferred tax valuation allowance during the fiscal year ended March 29, 2008 and permanent differences in the periods reported.

(E)	To reflect the issuance of 150,000 shares of Transcat common stock at closing.